Exhibit 99

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and the Executive Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT G. MATHENY Robert G. Matheny President (Chief Executive Officer) May 13, 2003

/s/ ANTHONY J. CAVANNA Anthony J. Cavanna Executive Vice President and Chief Financial Officer May 13, 2003

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